Exhibit 2.2

BYLAWS

OF

AQUINAS SENIOR LIVING, INC.

ARTICLE I

OFFICES AND RECORDS

Section 1.1. PRINCIPAL AND OTHER OFFICES. The Corporation shall have a principal office in the State of Maryland as set forth in the Corporation’s articles of incorporation, as amended or restated (the “Articles of Incorporation”). The board of directors of the Corporation (the “Board of Directors”) may at any time change the Corporation’s principal office in the State of Maryland by making the appropriate filing with the Maryland State Department of Assessments & Taxation (the “SDAT”). The Corporation may also have other offices, within or without the State of Maryland, as the Board of Directors may designate, as the business of the Corporation may require, or as may be desirable.

Section 1.2. RESIDENT AGENT. The resident agent of the Corporation and the agent’s address shall be as set forth in the Articles of Incorporation. The Board of Directors may at any time change the Corporation’s resident agent or address by making the appropriate filing with the SDAT.

Section 1.3. BOOKS AND RECORDS. The Corporation shall keep and maintain at a minimum:

(a) A stock ledger which contains: (i) the name and address of each of its stockholders, and; (ii) the number of shares of each class which the stockholder holds.

(b) Books and records of its accounts and transactions.

(c) Minutes of the meetings of, and records of action taken by (i) its stockholders; (ii) the Board of Directors; and (iii) any executive or other committee exercising any of the powers of the Board of Directors.

The Secretary or other officer designated by the Board of Directors of the Corporation shall prepare a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year. This statement shall be presented at the next annual meeting of the stockholders as provided by Section 2.3 of these Bylaws.

All records required by the Maryland General Corporation Law (the “MGCL”) to be maintained by the Corporation shall be kept at such place designated by the Board of Directors. Such records may be maintained on any information storage device or method that can be converted into written form for visual inspection within a reasonable time. The Corporation shall convert any records so kept on the written request of any person entitled to inspect such records pursuant to applicable law and these Bylaws.

In addition to the corporate documents specified by Section 2-512(a) of the MGCL, the stockholders of the Corporation are also entitled to inspect and copy the minutes of the proceedings of the Board of Directors and of any executive or other committee exercising any of the powers of the Board of Directors, including any consents or other records of action taken by the Board of Directors or such committee, in accordance with the procedure set forth by Section 2-512(b) of the MGCL.

ARTICLE II

STOCKHOLDERS

Section 2.1. PLACE OF MEETING. Meetings of the stockholders of the Corporation shall be held at any place, within or without the State of Maryland, as shall be fixed by the Board of Directors. The Board of Directors may determine, in its discretion, that any meeting of the stockholders may be held partially or solely by remote communication in accordance with Section 2.2 of these Bylaws, without designating a place for a physical assembly of stockholders.

Section 2.2. REMOTE COMMUNICATION. The Board of Directors may authorize stockholders not physically present at any meeting of stockholders to participate in the meeting by remote communication, videoconference, teleconference, or other available technology, subject to any guidelines and procedures adopted by the Board of Directors. At a meeting in which stockholders can participate by remote communication, the Corporation shall implement reasonable measures to:

(a) verify that each person deemed present and permitted to vote at the meeting by remote communication is a stockholder or proxy holder; and

(b) allow stockholders and proxy holders participating by remote communication to either read or hear the proceedings as they take place and to participate in the meeting and vote on matters submitted to the stockholders.

The Corporation shall maintain a record of the vote or other action taken by stockholders or proxy holders at the meeting by remote communication.

Section 2.3. ANNUAL MEETING. An annual meeting of the stockholders, for the purpose of electing directors, presenting the Corporation’s annual statement of affairs to the stockholders, and transacting any other business as may be brought before the meeting, shall be held on the date and time fixed by the Board of Directors and designated in the notice of the meeting, provided that it shall be held within 180 days following the end of the fiscal year of the Corporation.

Failure to hold the annual meeting of stockholders at the designated time shall not affect the validity of any action taken by the Corporation.

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Section 2.4. SPECIAL MEETINGS. Special meetings of the stockholders may be called by:

(a) the President;

(b) the Board of Directors; or

(c) the Secretary, on written request of stockholders entitled to cast at least 50% of all the votes entitled to be cast at the meeting, following payment of the reasonable estimate costs of preparing and mailing notice of the proposed meeting. The stockholders’ request must state the purpose of the meeting and the matters proposed to be acted on at the meeting.

Only business within the purposes described in the Corporation’s meeting notice may be conducted at a special meeting of the stockholders.

Section 2.5. RECORD DATE FOR MEETINGS. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may either:

(a) fix in advance a date, not more than 60 days or less than 10 days before the date of the meeting, as the record date; or

(b) direct that the stock transfer books of the Corporation be closed for a stated period, but no longer than 30 days or less than 10 days before the date of the meeting.

If no record date is fixed and the stock transfer books are not closed, the record date shall be the later of:

(x) the close of business on the day on which notice of the meeting is mailed; or

(y) the 30th day before the meeting.

A determination of stockholders entitled to notice of or to vote at a meeting of stockholders is effective for any adjournment or postponement of the meeting unless the Board of Directors fixes a new record date for the adjourned or postponed meeting. The Board of Directors must fix a new record date if the meeting is adjourned or postponed more than 90 days after the record date fixed for the original meeting of stockholders.]

Section 2.6. NOTICE OF STOCKHOLDERS’ MEETING. Written notice of any annual or special meeting of stockholders shall be given not less than 10 or more than 90 days before the date of the meeting to all stockholders entitled to vote at the meeting and to all other stockholders entitled to notice of the meeting. Such notice shall state:

(a) the time and date of the meeting;

(b) the place of the meeting, if any;

(c) if remote communication is authorized for the meeting, the information required for stockholders and proxy holders to participate, be considered present, and vote at the meeting; and

(d) the purpose or purposes for which the meeting is called, if the meeting is a special meeting or notice of the meeting’s purpose is required by the MGCL.

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The corporation shall provide any notice to a stockholder:

(x) on paper by personal delivery, leaving it at the stockholder’s residence or usual place of business, or mailing it to the stockholder’s address as it appears on the Corporation’s records; or

(y) by electronic transmission to any address or number at which the stockholder receives electronic transmissions, unless the Corporation has received a request from such stockholder that notice not be sent by electronic transmission.

Any person entitled to notice of a meeting may deliver a waiver of notice to the Corporation in writing or by electronic transmission either before or after the time of the meeting. A stockholder’s participation or attendance at a meeting in person or by proxy shall constitute a waiver of notice, except where the stockholder attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 2.7. VOTING LISTS. The Corporation shall prepare, as of the record date fixed for a meeting of stockholders or the date the stock transfer books are closed as provided by Section 2.5 of these Bylaws, an alphabetical list of all stockholders entitled to vote at the meeting (or any adjournment thereof).

If any or all of the stockholders are participating in the meeting by remote communication, the list shall be open to examination by the stockholders for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided to stockholders with the notice of the meeting.

Section 2.8. QUORUM OF STOCKHOLDERS. At each meeting of stockholders for the transaction of any business, a quorum must be present to approve any matter that properly comes before such meeting. The presence in person, by remote communication, or by proxy of a majority of the voting power constitutes a quorum for the transaction of business at a meeting of stockholders.

Section 2.9. CONDUCT OF MEETINGS. The Board of Directors may adopt by resolution rules and regulations for the conduct of meetings of the stockholders as it shall deem appropriate. At every meeting of the stockholders, the Chairman of the Board of Directors, or in such person’s absence or inability to act, a director or officer designated by the Board of Directors, shall serve as chair of the meeting (the “Chair”). The Secretary or, in the Secretary’s absence or inability to act, the person whom the Chair shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

Unless the Articles of Incorporation or these Bylaws provide otherwise, the Chair shall determine the order of business and establish rules for the conduct of the meeting. The Chair shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes, or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

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Section 2.10. VOTING OF SHARES. Each outstanding share of stock, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except as otherwise provided by the Articles of Incorporation. Unless a different proportion is required by the Articles of Incorporation or the MGCL, a majority of all votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

The Articles of Incorporation do not authorize stockholders from cumulating their votes in any election of directors of the Corporation.

Section 2.11. VOTING BY PROXY. A stockholder may vote either in person or by proxy executed in writing by the stockholder or the stockholder’s attorney-in-fact. Any copy, communication by electronic transmission, or other reliable written reproduction may be substituted for the stockholder’s original written proxy for any purpose for which the original proxy could have been used if such copy, communication by electronic transmission, or other reproduction is a complete reproduction of the entire original written proxy.

No proxy shall be valid more than 11 months after the date of the proxy unless the proxy provides otherwise. A proxy shall be revocable unless the proxy states that the proxy is irrevocable and is coupled with an interest sufficient to support an irrevocable power.

Section 2.12. ACTION BY STOCKHOLDERS WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a unanimous consent which sets forth the action is:

(a) given in writing or by electronic transmission by each stockholder entitled to vote on the matter; and

(b) filed in paper or electronic form with the minutes of the proceedings of the stockholders.

The holders of any class of stock, other than common stock, entitled to vote generally in the election of directors, may take action or consent to any action by delivering a consent in writing or by electronic transmission of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders’ meeting if the Corporation gives notice of the action to each holder of the class of stock not later than 10 days after the effective time of the action.

As authorized by the Articles of Incorporation, the holders of common stock, entitled to vote generally in the election of directors, may take action or consent to any action by delivering a consent in writing or by electronic transmission of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders’ meeting if the Corporation gives notice of the action not later than 10 days after the effective date of the action to each holder of the class of common stock and to each stockholder who, if the action had been taken at a meeting, would have been entitled to notice of the meeting.

The Board of Directors may (a) set a record date as provided by the MGCL for the purposes of determining stockholders entitled to take action by written consent and to receive notice of any such action; and (b) adopt reasonable procedures for providing consents instead of holding a meeting.

An action shall not be effective unless written consents signed by a sufficient number of stockholders to take the action are delivered to the Corporation within 60 days after the date of the earliest consent in accordance with procedures adopted by the Board of Directors.

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ARTICLE III

DIRECTORS

Section 3.1. BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, except as conferred on or reserved to the stockholders by law, the Articles of Incorporation, or these Bylaws.

Directors must be natural persons at least 18 years of age need not be stockholders of the Corporation.

Section 3.2. NUMBER OF DIRECTORS.

The number of directors shall be at least two (2) and not more than seven (7), provided that the minimum or maximum number or both may be increased or decreased from time to time by an amendment to these Bylaws. Subject to any provision in the Articles of Incorporation fixing the number of directors, the exact number of directors shall be fixed, within such range, by a majority of the entire Board of Directors.

No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 3.3. TERM OF OFFICE. At the first annual meeting of stockholders and at each annual meeting thereafter, the holders of shares of stock entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting or until the director’s earlier death, resignation, disqualification, or removal. A director shall continue to serve after the expiration of the director’s term until a successor is elected and qualified.

Section 3.4. REMOVAL. Any or all of the directors may be removed at any time, with or without cause by the affirmative vote of 2/3 of the votes entitled to be cast generally for the election of directors. A director may be removed by stockholders or directors only at a meeting called for that purpose, for which the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director or directors.

Section 3.5. RESIGNATION. A director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors, its chair, or the Secretary of the Corporation. A resignation is effective when the notice is given unless the notice states a later effective time or makes resignation effective on the occurrence of an event. Acceptance of the resignation shall not be required to make the resignation effective. The pending vacancy may be filled in accordance with Section 3.6 of these Bylaws before the effective time, but the successor shall not take office until the effective time.

Section 3.6. VACANCIES. A vacancy on the Board of Directors resulting from the removal of a director in accordance with Section 3.4 of these Bylaws may be filled by the stockholders at an annual or special meeting of stockholders. A director elected by the stockholders to fill a vacancy which resulted from the removal of a director shall hold office for the remaining term of the director’s predecessor and until a successor is elected and qualified.

A vacancy on the Board of Directors resulting from any cause other than an increase in the number of directors or the removal of a director in accordance with Section 3.4 of these Bylaws may be filled by a majority of the remaining directors, whether or not sufficient to constitute a quorum. A vacancy on the Board of Directors resulting from an increase in the number of directors may be filled by a majority of the entire Board of Directors. A director elected by the board of directors to fill a vacancy serves until the next annual meeting of stockholders and until a successor is elected and qualified.

Section 3.7. MEETINGS OF DIRECTORS. A regular meeting of the newly elected Board of Directors shall be held, without other notice, immediately after and at the place of the annual meeting of stockholders, provided a quorum is present. Other regular meetings of the Board of Directors may be held at such times as the Board of Directors may determine.

Special meetings of the Board of Directors may be called by the President, the chair of the Board of Directors, or any two directors.

A regular or special meeting of the Board of Directors may be held in or out of the state of Maryland.

Section 3.8. REMOTE COMMUNICATION. Directors not physically present at a meeting of the Board of Directors may participate in the meeting by remote communication, video conference, teleconference, or other available technology if all directors participating in the meeting can hear each other at the same time. Directors participating by remote communication shall be considered present in person at the meeting. The Board of Directors may also determine that any meeting of the Board of Directors may be held solely by remote communication.

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Section 3.9. NOTICE OF DIRECTORS’ MEETINGS. Regular meetings of the Board of Directors may be held without notice of the date, time, place (if any), or purpose of the meeting.

All special meetings of the Board of Directors shall be held upon not less than three days’ notice. Such notice shall state:

(a) the time and date of the meeting;

(b) the place of the meeting (if any);

(c) the any remote communication by which directors may participate at the meeting; and

(d) the business to be transacted at the meeting or the purpose or purposes for which the meeting is called if the meeting is a special meeting.

Notice as provided by this Section 3.9 shall be given to a director (x) on paper by personal delivery or mail or (y) by electronic transmission.

A director entitled to notice of a meeting may deliver a waiver of notice to the Corporation in writing or by electronic transmission either before or after the time of the meeting. A director’s presence at a meeting shall also constitute a waiver of notice, except where the director attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 3.10. QUORUM AND ACTION BY DIRECTORS. A majority of the Board of Directors then in office shall constitute a quorum for the transaction of business.

The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater proportion is required under the MGCL, the Articles of Incorporation, or these Bylaws.

The directors at a meeting for which a quorum is not present may adjourn the meeting until a time and place as may be determined by a majority of the directors present at that meeting.

Section 3.11. COMPENSATION. Directors shall not receive any stated salary for their services, but the Board of Directors may provide for a fixed sum and expenses of attendance, if any, for attendance at any meeting of the Board of Directors or committee thereof. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

Section 3.12. ACTION BY DIRECTORS WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if a unanimous consent which sets forth the action is:

(a) given in writing or by electronic transmission by each member of the Board of Directors or committee thereof entitled to vote on the matter; and

(b) filed in paper or electronic form with the minutes of proceedings of the Board of Directors or committee thereof.

Section 3.13. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by resolution adopted by a majority of the directors, may establish one or more committees, each consisting of one or more directors, to exercise the authority of the Board of Directors to the extent provided in the resolution establishing the committee and allowed under the MGCL.

Notwithstanding the foregoing, a committee of the Board of Directors shall not have the authority to:

(a) issue stock, other than as expressly authorized by the MGCL;

(b) recommend to the stockholders any action which requires stockholder approval, other than the election of directors;

(c) amend these Bylaws; or

(d) approve any merger or share exchange which does not require stockholder approval.

The establishment of any committee, the delegation of authority to such committee, or action by such committee under that authority does not constitute, of itself, compliance by any director not a member of the committee with the standards for performance of the duties on directors imposed by law.

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ARTICLE IV

OFFICERS

Section 4.1. POSITIONS AND ELECTION. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Vice President, a Secretary, a Treasurer, and any other officers, including assistant officers and agents, as may be deemed necessary by resolution of the Board of Directors. Any two or more offices may be held by the same person; provided that a person may not serve concurrently as both president and vice president.

Officers shall be elected annually at the meeting of the Board of Directors held after each annual meeting of stockholders. Each officer shall serve until a successor is elected and qualified or until the earlier death, resignation, disqualification, or removal of that officer. Vacancies or new offices shall be filled at the next regular or special meeting of the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.2. REMOVAL AND RESIGNATION. Any officer elected by the Board of Directors may be removed, with or without cause, at any regular or special meeting of the Board of Directors by the affirmative vote of the majority of the directors in attendance where a quorum is present. Removal shall be without prejudice to the contract rights, if any, of the officer so removed.

Any officer may resign at any time by delivering notice in writing or by electronic transmission to the Secretary of the Corporation. Resignation is effective when the notice is delivered unless the notice provides a later effective date.

Any vacancies may be filled in accordance with Section 4.1 of these Bylaws.

Section 4.3. PRESIDENT. The President shall be the chief executive officer of the Corporation, and subject to the direction of the Board of Directors, shall have active, general supervision and executive management over the business and affairs of the Corporation. The President shall preside at all meetings of the Board of Directors; shall see that all orders and resolutions of the Board of Directors are carried out; and shall perform any other duties as the Board of Directors may assign.

Section 4.4. VICE-PRESIDENTS. Each Vice President, in order of their rank as designated by the Board of Directors, shall perform the duties and exercise the powers of the President in the absence or disability of the President, and shall perform other duties, as the Board of Directors or President shall assign.

Section 4.5. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and stockholders, shall record all votes and the minutes of all proceedings, and shall perform like duties for the standing committees when required. The Secretary shall give or cause to be given notice of all meetings of the Board of Directors and stockholders and shall perform all other duties as the Board of Directors or President shall assign. The Secretary shall be the custodian of the records of the Corporation.

In the absence of the Secretary, the minutes of all meetings of the Board of Directors and stockholders shall be recorded by the person designated by the President or by the Board of Directors.

Section 4.6. TREASURER. The Treasurer shall be the principal financial officer of the Corporation, shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements of the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in the depositories designated by the Board of Directors, and in general shall perform all duties incident to the office of Treasurer and such other duties as the Board of Directors or President shall assign.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for the disbursements. The Treasurer shall keep and maintain the Corporation’s books of account and shall render to the President and Board of Directors an account of all transactions as Treasurer and of the financial condition of the Corporation and exhibit the books, records, and accounts to the President or Board of Directors at any time.

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ARTICLE V

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS

Section 5.1. INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The Corporation shall, to the extent permitted by the MGCL, indemnify or advance expenses to any person who is or was a director, officer, employee, or agent of the Corporation and any person who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, limited liability company, other enterprise, or employee benefit plan (each such person, an “Indemnitee”), against judgments, penalties, fines, settlements, and expenses (including attorney’s fees) actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, wherein Indemnitee is named as a party to, witness of, or otherwise.

Section 5.2. NON-EXCLUSIVITY OF INDEMNIFICATION RIGHTS. The rights of indemnification set out in this Article V shall be in addition to and not exclusive of any other rights to which any Indemnitee may be entitled under the Articles of Incorporation, these Bylaws, a resolution of the stockholders or Board of Directors, any other agreement with the Corporation, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

Section 5.3 AUTHORITY TO INSURE. The Corporation may purchase and maintain insurance to protect itself and any agent against any expense asserted against or incurred by such person, whether or not the Corporation would have the power to indemnify the Indemnitee against such expense under applicable law or the provisions of this Article V.

Section 5.4 SURVIVAL OF RIGHTS. The rights provided by this Article shall continue as to a person who has ceased to be an Indemnitee and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 5.5 SETTLEMENT OF CLAIMS. The Corporation shall not be liable to indemnify any Indemnitee under this Article V (a) for any amounts paid in settlement of any action or claim effected without the Corporations’ written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award, if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 5.6 EFFECT OF AMENDMENT. Any amendment, repeal or modification of this Article shall not adversely affect any right or protection of any Indemnitee existing at the time of such amendment, repeal or modification.

Section 5.7 SUBROGATION. In the event of payment under this Article V, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 5.8 NO DUPLICATION OF PAYMENTS. The Corporation shall not be liable under this Article to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise identifiable hereunder.

Section 5.9 RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section 5.1 or 5.2 of this Article is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys’ fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the Corporation laws of the State of Maryland for the Corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he has met the applicable standard of conduct set forth in the Corporation laws of the State of New Jersey, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that he claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not me the applicable standard of conduct.

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ARTICLE VI

SHARE CERTIFICATES AND TRANSFER

Section 6.1. CERTIFICATES REPRESENTING SHARES. Certificates representing shares of the Corporation may be issued in book form, or by physical certificate, maintained by a third party registrar company. They shall be signed by officers or agents designated by the Corporation for such purpose and shall include:

(a) the name of the Corporation;

(b) the name of the person to whom the certificate is issued;

(c) the class of stock and number of shares represented by the certificate;

(d) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class the Corporation is authorized to issue, and if the Corporation is authorized to issue any preferred or special class in series: (i) the differences in the relative rights and preferences between the shares of each series to the extent they have been set; and (ii) the authority of the Board of Directors to set the relative rights and preferences of subsequent series (alternatively, the certificate may state that the Corporation will furnish a full statement of the required information to any stockholder on request and without charge); and

(e) A full statement of any transfer restrictions, or a statement that the Corporation will furnish information about the transfer restrictions to the stockholder on request and without charge.

Section 6.2. TRANSFERS OF SHARES. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares of the Corporation shall be made on the books of the Corporation only by the holder of record thereof, or by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 6.3. RECORD STOCKHOLDERS. The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of the State of Maryland, or giving proxies with respect to those shares. Neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express notice thereof, except as otherwise provided by law.

Section 6.4. REPLACEMENT CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing the issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the allegedly lost, stolen, or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond or other security sufficient to indemnify it against any claim that may be made against the Corporation or other obligees with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or certificates.

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ARTICLE VII

DISTRIBUTIONS

Section 7.1. DECLARATION. The Board of Directors may authorize, and the Corporation may make, distributions to its stockholders in cash, property (other than stock of the Corporation), or a dividend of stock of the Corporation to the extent permitted by the Articles of Incorporation and the MGCL.

Section 7.2. RECORD DATE FOR DISTRIBUTIONS AND STOCK DIVIDENDS. For the purpose of determining stockholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a stock dividend, the Board of Directors may, at the time of declaring the distribution or stock dividend, set a date no more than 60 days prior to the date of the distribution or stock dividend.

If no record date is fixed, the record date shall be the date on which the resolution of the Board of Directors authorizing the distribution or stock dividend is adopted.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1. FORUM FOR INTERNAL CORPORATE CLAIMS. Unless the Corporation consents in writing to the selection of an alternative forum, any or all internal corporate claims shall be brought exclusively in:

(a) a Circuit Court in Howard County, Maryland

(b) a Federal Court in the State of Maryland; or

(c) Court of Common Pleas of Lancaster County, Pennsylvania.

Section 8.2. CHECKS, DRAFTS, ETC. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board of Directors.

Section 8.3. FISCAL YEAR. The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 8.4. CONFLICT WITH APPLICABLE LAW OR ARTICLES OF INCORPORATION. Unless the context requires otherwise, the general provisions, rules of construction, and definitions of the MGCL shall govern the construction of these Bylaws. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 8.5. INVALID PROVISIONS. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

ARTICLE IX

AMENDMENT OF BYLAWS

Section 9.1. STOCKHOLDERS. The stockholders shall have the power to adopt, amend, repeal, or otherwise alter these Bylaws by a three-quarters majority of a quorum vote at any regular or special meeting.

Section 9.2. BOARD OF DIRECTORS. By majority vote, the Board of Directors may make, amend, or repeal, subject to any provision of the MGCL, the Articles of Incorporation, or a bylaw adopted by the stockholders that reserves the power exclusively to the stockholders, or otherwise restricts the authority of the Board of Directors.

ARTICLE X

CERTIFICATION

The Secretary of Aquinas Senior Living, Inc., hereby certifies that the foregoing is a true and correct copy of the bylaws of the Corporation, duly adopted by the Board of Directors at its organizational meeting, October 23, 2023.

/s/ Michael T. Hines
Michael T. Hines, Secretary

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